UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) May 10, 2023

JUNIPER NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34501	77-0422528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Innovation Way
Sunnyvale,	California	94089
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (408) 745-2000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	JNPR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 10, 2023, at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Juniper Networks, Inc. (the “Company”), the Company’s stockholders approved the amendment and restatement of the Juniper Networks, Inc. 2015 Equity Incentive Plan (as amended and restated, the “Amended and Restated 2015 Plan”) to, among other things, increase the number of shares of common stock reserved for issuance thereunder by 7,000,000 shares. The Amended and Restated 2015 Plan previously had been approved, subject to stockholder approval, by the Company’s Board of Directors (the “Board”) on February 9, 2023.

A more complete description of the terms of the Amended and Restated 2015 Plan can be found in “Proposal No. 5—Approval of the Amendment and Restatement of the Juniper Networks, Inc. 2015 Equity Incentive Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2023 (as supplemented, the “2023 Proxy Statement”), which description is incorporated by reference herein. The foregoing description and the description incorporated by reference from the 2023 Proxy Statement are qualified in their entirety by reference to the Amended and Restated 2015 Plan, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As part of a broader review of its governance practices, on May 10, 2023, the Board, acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board, amended and restated the Company’s amended and restated bylaws (the “Bylaws”).

The Bylaws were updated to, among other things: (i) clarify the disclosure and procedural requirements for stockholder nominations of directors; (ii) make administrative changes related to the adoption of the universal proxy rules by the SEC; and (iii) make certain other minor clarifying and conforming changes.

The foregoing summary of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the Company’s stockholders voted upon the following proposals described in the 2023 Proxy Statement: (1) to elect ten directors; (2) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; (3) to approve a non-binding advisory resolution on executive compensation; (4) to approve a non-binding advisory resolution on the frequency of future non-binding advisory votes on executive compensation; and (5) to approve the amendment and restatement of the Company’s 2015 Equity Incentive Plan.

All nominated directors were elected and the other proposals were approved by the required stockholder vote. The final voting results with respect to each proposal are as set forth below.

(1) Proposal for election of ten directors:

	For	Against	Abstain	Broker Non-Votes
Anne DelSanto	252,846,955	11,587,898	475,857	28,144,070
Kevin DeNuccio	260,451,849	3,982,939	475,922	28,144,070
James Dolce	260,477,264	3,963,270	470,176	28,144,070
Steven Fernandez	260,620,870	3,809,615	480,225	28,144,070
Christine Gorjanc	262,662,935	1,770,233	477,542	28,144,070
Janet Haugen	256,860,354	7,573,638	476,718	28,144,070
Scott Kriens	253,581,185	10,956,370	373,155	28,144,070
Rahul Merchant	262,440,252	1,991,173	479,285	28,144,070
Rami Rahim	262,375,025	2,176,483	359,202	28,144,070
William Stensrud	242,898,379	21,631,891	380,440	28,144,070

(2) Proposal to ratify Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2023:

For	Against	Abstain
270,607,128	22,121,999	325,653

(3) Proposal to approve a non-binding advisory resolution on executive compensation:

For	Against	Abstain	Broker Non-Votes
244,624,490	19,831,746	454,474	28,144,070

(4) Proposal to approve a non-binding advisory resolution on the frequency of future non-binding advisory votes on executive compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
258,641,589	52,367	5,757,026	459,728	28,144,070

(5) Proposal to approve the amendment and restatement of the Company’s 2015 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
219,328,703	45,185,934	396,073	28,144,070

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws*

10.1	Amended and Restated Juniper Networks, Inc. 2015 Equity Incentive Plan*

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

May 11, 2023	By:	/s/ Robert Mobassaly
	Name:	Robert Mobassaly
	Title:	Senior Vice President and General Counsel